USA Truck Announces Planned CFO Transition

EVP and CFO Clifton R. Beckham to Resign Effective September 30

Van Buren, AR – August 7, 2014 – USA Truck, Inc. (NASDAQ: USAK), a leading transportation and logistics provider, announced today that Clifton R. Beckham has notified the Company of his plan to proceed with his resignation as Executive Vice President and Chief Financial Officer, effective September 30, 2014, to pursue new career opportunities. In preparation for this planned departure, the Company has been conducting a search for a permanent chief financial officer.

To facilitate an orderly transition, Mr. Beckham has agreed to remain in his current role with the Company until September 30, 2014, and has indicated his willingness to remain available in an advisory capacity as needed until a permanent chief financial officer has been appointed. In the event a successor to Mr. Beckham has not been appointed by September 30, 2014, the Board intends to appoint an interim chief financial officer.

“On behalf of the board of directors and the entire Company, I want to thank Cliff for his invaluable contributions over 20 years of service to USA Truck,” said USA Truck Chairman Robert A. Peiser.  “Since returning to his previous role as chief financial officer in February 2013 after serving as chief executive officer for nearly six years, Cliff continued to demonstrate singular dedication and tireless efforts to implementing the Company’s turnaround plan. All of us admire him for his integrity and selfless commitment to USA Truck, and wish him the best as he begins a new phase of his career.”

President and CEO John Simone added, “Cliff has been a trusted advisor since I joined USA Truck and has made countless contributions to our Company’s advancing financial turnaround.  He leaves USA Truck on solid financial footing, with improved working capital management, increased operating cash flow and reduced debt, and with a very capable finance and accounting team that we believe can fulfill all financial responsibilities during the transition.”

Mr. Beckham commented, “The milestone we achieved for the second quarter – reporting the first quarter of positive net income in three years – presented an opportune time for me to pursue new career challenges. I feel privileged to have spent so many years at USA Truck and look forward to watching John and his management team continue to strengthen the organization, create a winning environment for employees and deliver value for USA Truck’s shareholders.”

Cautionary Statement Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck
USA Truck is a transportation and logistics provider headquartered in Van Buren, Arkansas, with terminals, offices and staging facilities located throughout the United States.  We transport commodities throughout the continental U.S. and into and out of portions of Canada. We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas.  Our Strategic Capacity Solutions and Intermodal service offerings provide customized transportation solutions using the latest technological tools available and multiple modes of transportation.

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com